Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Aerwins Inc. and subsidiaries (formerly known as AERWINS Technologies Inc.)

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Aerwins Inc. and subsidiaries (formerly known as AERWINS Technologies Inc.) (“the Company”) as of December 31, 2022 and 2021 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for each of the years ended December 31, 2022 and 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2022.

Diamond Bar, California

April 27, 2023

AERWINS INC. (formerly known as AERWINS Technologies Inc.)

CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$1,278,026	$10,020,459
Notes receivable	3,488	—
Accounts receivable, net	980,688	725,287
Others receivable	2,089,921	1,034,690
Advances and prepayments to suppliers	611,959	419,146
Inventory	2,687,092	240,859
Escrow deposit	575,000	—

Total current assets	8,226,174	12,440,441

Long-term Assets
Property and equipment, net	1,390,547	1,446,898
Intangible assets, net	150,576	203,618
Investment-equity method	997,470	1,059,966
Operating lease right-of-use assets	693,474	1,130,480
Long-term loans receivable	107,735	140,666
Investment securities	—	39,556
Other non-current assets	213,370	236,311

Total long-term assets	3,553,172	4,257,495

Total Assets	$11,779,346	$16,697,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	3,333,675	2,433,663
Others payable	230,060	219,574
Accrued expenses	402,036	415,935
Contract liability	1,104,582	228,304
Current portion of long-term loans	54,624	195,624
Finance leases liabilities-current	102,114	104,729
Operating leases liabilities-current	293,710	434,409
Other current liabilities	380,344	347,313

Total Current Liabilities	5,901,145	4,379,551

Longer-term liabilities
Long-term loans	54,624	3,792,654
Convertible bond	—	7,176,348
Finance leases liabilities-non-current	87,056	147,745
Operating leases liabilities-non-current	397,720	685,335
Other long-term liabilities	225,284	458,705

Total long-term liabilities	3,969,297	12,260,787

Total Liabilities	9,870,442	16,640,338

Stockholders’ Equity:
Common stock, par value $0.0001, 200,000,000 shares authorized;
30,000,000 shares and 26,341,974 shares issued and outstanding respectively in 2022 and 2021	3,000	2,634
Preferred stock, par value $0.001, 20,000,000 shares authorized;
No shares issued and outstanding	—	—
Additional paid-in capital	49,296,390	32,286,106
Accumulated deficit	(46,472,904)	(31,993,085)
Accumulated other comprehensive loss	(917,582)	(238,057)

Stockholders’ Equity	1,908,904	57,598

Total Liabilities and Stockholders’ Equity	$11,779,346	$16,697,936

See Notes to Consolidated Financial Statements

AERWINS INC. (formerly known as AERWINS Technologies Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the year ended December 31,	For the year ended December 31,
	2022	2021
Revenues	$5,207,490	$7,830,130
Cost of revenues	5,070,507	6,433,913

Gross profit	136,983	1,396,217
Operating expenses:
Selling expenses	90,654	259,799
General and administrative expenses	7,212,327	5,839,433
Research and development expenses	8,926,205	9,335,977

Total operating expenses	16,229,186	15,435,209

Loss from operations	(16,092,203)	(14,038,992)

Other income (expenses):
Interest income (expenses), net	(25,065)	(36,763)
Gain(Loss) on foreign currency transaction	60,533	912
Gain(Loss) on disposal of fixed assets	(9,316)	(6,919)
Impairment on fixed assets	(511,695)	—
Commission fees	—	(910,391)
Equity in loss of investee	(16,964)	—
Gain on sale of investment securities	1,801,660	—
Gain on disposal of business	—	580,177
Other income (expenses), net	314,774	(115,045)

Total other income (expenses)	1,613,927	(488,029)
Loss before income tax provision	(14,478,276)	(14,527,021)
Income tax benefit (expense)	(1,543)	—

Net loss	(14,479,819)	(14,527,021)
Less: net loss attributable to non-controlling interest	—	—
Net loss from continuing operations	(14,479,819)	(14,527,021)

Discontinued operations (Note 17)
Income from discontinued operations	—	228,836
Loss on disposal of discontinued operations	—	(215,116)
Income tax expense	—	(42,369)

Loss on discontinued operations	—	(28,649)

Net loss	$(14,479,819)	$(14,555,670)

Other comprehensive income:
Foreign currency translation adjustment	(679,525)	(679,996)

Total comprehensive loss	$(15,159,344)	$(15,235,666)

Net loss per common share from continuing operations
Basic	$(0.51)	$(0.55)

Diluted	$(0.51)	$(0.55)

Net Income (loss) per common share from discontinued operations
Basic	$—	$(0.00)

Diluted	$—	$(0.00)

Weighted average common shares outstanding*
Basic	28,565,198	26,341,974
Effect of dilutive securities
Conversion of option warrants	2,862,486	2,606,895

Diluted	31,427,684	28,948,869

See Notes to Consolidated Financial Statements

AERWINS INC. (formerly known as AERWINS Technologies Inc.)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)

	Common Stock		Preferred stock		Additional	Retained	Accumulated
	200,000,000 authorized		20,000,000 authorized		Paid-in	Earnings	Other
	$0.0001 Par Value		$0.0001 Par Value		(Registered)	(Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit)	Income	Totals
Balance at January 1, 2021*	26,341,974	$2,634	—	$—	$32,286,106	$(17,437,415)	$438,939	$15,290,264
Net loss	—	—	—	—	—	(14,555,670)	—	(14,555,670)
Other comprehensive loss	—	—	—	—	—	—	(676,996)	(676,996)

Balances at December 31, 2021	26,341,974	$2,634	—	$—	$32,286,106	$(31,993,085)	$(238,057)	$57,598

Corporate bond conversion	1,300,650	130	—	—	7,176,218	—	—	7,176,348
Issuance of common stock	1,693,835	170	—	—	8,399,014	—	—	8,399,184
Issuance of common stock upon exercise of stock options	663,541	66	—	—	1,434,920	—	—	1,434,986
Stock-based compensation	—	—	—	—	132	—	—	132
Net loss	—	—	—	—	—	(14,479,819)	—	(14,479,819)
Other comprehensive loss	—	—	—	—	—	—	(679,525)	(679,525)

Balances at December 31, 2022	30,000,000	$3,000	—	$—	$49,296,390	$(46,472,904)	$(917,582)	$1,908,904

*	Retrospectively restated for effect of share issuances on August 5, 2022.

AERWINS INC. (formerly known as AERWINS Technologies Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year ended
	December 31,	December 31,
	2022	2,021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,479,819)	$(14,555,670)
Net loss from discontinued operations	—	(28,649)

Net loss from continuing operations	(14,479,819)	(14,527,021)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation expenses	327,576	193,812
Amortization expenses	51,813	60,906
Non-cash lease expense	295,078	498,159
Revert of bad debt expenses	(647)	(39,283)
Impairment loss	511,695	—
Loss on disposal of fixed assets	9,316	6,919
Gain on sale of investment securities	(1,801,660)	—
Equity in earnings of investee	16,964	—
Gain on disposal of a business	—	(580,177)
Loss on disposal of a subsidiary	—	215,116
Decrease (Increase) in operating assets:
Accounts receivable	(350,739)	3,289,638
Others Receivable	(550,876)	(278,455)
Prepaid expenses	(305,795)	13,203
Advances and prepayments to suppliers	59,412	(5,600)
Inventory	(2,483,254)	591,728
Increase (Decrease) in operating liabilities:
Accounts payable	1,210,467	126,017
Others payable	65,586	6,992
Accrued expenses	38,713	(40,429)
Deferred revenue	907,517	84,745
Operating lease liabilities-current	(86,087)	(53,201)
Other current liabilities	77,082	442,255
Operating lease liabilities-Non-current	(201,634)	(451,663)
Other non-current liabilities	(175,982)	327,236

Net cash used by continuing operating activities	(16,865,274)	(10,119,103)
Net cash provided by discontinued operations	—	242,631

Net cash used by operating activities	(16,865,274)	(9,876,472)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(950,500)	(866,862)
Purchase of intangible assets	(24,403)	(268,504)
Proceeds from disposal of subsidiary	—	473,123
Proceeds from disposal of a business	—	819,352
Deposit in escrow	(575,000)	—
Proceeds from disposal of investments	1,189,725	—
Repayment of loans receivable	15,214	136,194

Net cash provided (used) by continuing operations	(344,964)	293,303
Net cash provided (used) by discontinued operations	—	(12,699)

Net cash (used) by investing activities	(344,964)	280,604

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital contribution (Net of issuance cost)	9,834,302	—
Proceeds from bond	—	7,524,383
Proceeds from loans	—	1,165,937
Repayments to loans	(171,384)	(2,262,294)
Payments for finance leases	(83,799)	(47,979)

Net cash provided by continuing operations	9,579,119	6,380,047
Net cash used by discontinued operations	—	(68,462)

Net cash provided by financing activities	9,579,119	6,311,585

Net decrease in cash and cash equivalents	(7,631,119)	(3,284,283)
Effects of exchange rates change on cash	(1,111,314)	(1,603,633)
Cash and cash equivalents at beginning of period	10,020,459	14,619,164
Cash and cash equivalents at beginning of period held by discontinued operation	—	289,211

Cash and cash equivalents at end of period	$1,278,026	$10,020,459

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$25,539	$35,407

Income taxes	$31,136	$23,133

See Notes to Consolidated Financial Statements

AERWINS INC. (formerly known as AERWINS Technologies Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Aerwins Technologies Inc. (“Aerwins” or the “Company”), a holding company, was incorporated under the laws of the State of Delaware on June 7, 2022. Aerwins Technologies Inc. changed its name to Aerwins, Inc. on January 24, 2023.

On August 5, 2022, Aerwins executed a Share Exchange Agreement with all shareholders of A.L.I. Technologies Inc. (“A.L.I.”), a company that was incorporated in Japan in September 2016. Pursuant to the terms of the Share Exchange Agreement, Aerwins issued 30,000,000 shares of its common shares to the shareholders of A.L.I. in exchange for 2,006,689 common shares issued by A.L.I., representing 100% of A.L.I.’s outstanding common shares. As a result, A.L.I. becomes a wholly owned operating subsidiary of Aerwins.

The share exchange has been accounted for as a reverse recapitalization rather than a business combination since the shareholders of A.L.I. own a majority of the outstanding shares of Aerwins’s common stock immediately following the share exchange and there was not a change of control. The consolidation of Aerwins and its subsidiary has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the earliest period presented in the accompanying consolidated financial statements. Consequently, the assets and liabilities and the historical operations that were reflected in the consolidated financial statements for periods prior to the share exchange were those of A.L.I. and its subsidiaries and were recorded at the historical cost basis. After completion of the share exchange, Aerwins‘s consolidated financial statements included the assets and liabilities of both Aerwins and A.L.I., the historical operations of A.L.I. and its subsidiaries, and the operations of Aerwins from the closing date of the share exchange.

On September 20, 2018, A.L.I. acquired 100% equity ownership of A.L.I. Works (ALIW), which was incorporated in Japan on July 11, 2016, and is engaged in the business of managing web media and providing video production services.

On November 26, 2019, A.L.I. acquired 100% equity ownership of ASC HR Agent Inc. (currently ASC TECH Agent Co.), which was incorporated in Japan on December 1, 2014, and is engaged in the business of providing technology resources services. Management determined the Company’s operations constituted two reportable segments in accordance with ASC 280—Air mobility segment and Technology HR outsourcing segment. On December 29, 2021, the board of A.L.I. decided to dispose 51% equity ownership of ASC TECH Agent, and the transaction was completed on December 30, 2021. The Technology HR outsourcing segment is classified as discontinued operations on the consolidated statements of operations and comprehensive income (loss). As a result, the Company does not identify a segment, and therefore, segment information is not disclosed in the notes.

Aerwins, via its wholly owned operating subsidiary, A.L.I., and its subsidiaries, is engaged in the business of developing and providing air mobility domain, comprehensive computing solution, and technology human resources services in Japan. Aerwins, A.L.I. and its subsidiaries are hereafter referred to as Aerwins.

NOTE 2 - GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of and for the year ended December 31, 2022, the Company has incurred operating losses of $16,092,203 and accumulated deficit of $46,472,904. These factors raise substantial doubt on the Company’s ability to continue as a going concern.

Although the Company is attempting to commence operations and generate sufficient revenue, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of debt, or a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of debt, or a public or private offering. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Name of Subsidiary	Place of Organization	Percentage of Effective Ownership
		2022	2021
ASC TECH Agent	Japan	48.81%	48.81%
ALIW	Japan	100%	100%

Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the allowance for doubtful accounts, useful lives of property and equipment, the impairment of long-lived assets, and valuation allowance of deferred tax assets. Actual results could differ from those estimates.

COVID-19

While the duration and extent of the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the extent and effectiveness of containment actions, it has already had an adverse effect on the global economy and the lasting effects of the pandemic continue to be unknown. The Company may experience customer losses, including due to bankruptcy or customers ceasing operations, which may result in delays in collections or an inability to collect accounts receivable from these customers. As of the date of issuance of these financial statements, the Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or an adjustment to the carrying value of the Company’s assets or liabilities.

Reclassification

Certain classification has been made to the prior year financial statements to conform to the current year presentation. Income tax of $31,136 for the year ended December 31, 2021, has been reclassified to General and administrative expenses. The reclassification had no impact on previously reported net loss or accumulated deficit.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits in banks that are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Accounts Receivable

Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for doubtful receivables. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income. Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is remote. In circumstances in which the Company receives payment for accounts receivable that have previously been written off, the Company reverses the allowance and bad debt.

Inventories

Inventories consist principally of raw materials used for rendering computing sharing services and work in progress mainly of hoverbikes. Work in progress represents the costs incurred to date on unfinished products or services. The costs recognized as work in progress include direct materials, direct labor, and overhead costs that are directly attributable to the production of the unfinished product or service. Inventories are stated at the lower of cost or net realizable value, cost being determined by the first-in, first-out method for merchandise. Net realizable value is calculated at estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Loss from inventories written down to net realizable value should be recognized whenever the utility of goods is impaired by damage, deterioration, obsolescence, changes in price levels, or other causes. When inventories have been written down below cost, the reduced amount is to be considered the cost for subsequent accounting purposes.

Fixed assets

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives, as more details follow:

	Depreciation Method	Useful Life
Building and building accessories	Straight-line method	8-38 years
Office equipment and furniture	Straight-line method	2-10 years
Software	Straight-line method	5 years
Design right	Straight-line method	7 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss).

Lease-Lessee

In accordance with the Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) the Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. Lease terms of certain operating leases include the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain.

The Company leases office facilities, office equipment and furniture, and a vehicle, which are classified as operating leases and leases containers, which are classified as a finance lease in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current, and operating lease liabilities, non-current, and finance leases are included in property and equipment, finance lease liabilities, current, and finance lease liabilities, non-current in the consolidated balance sheet.

The operating lease right-of-use asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. All operating lease right-of-use assets are reviewed for impairment annually.

As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments.

The Company has elected the short-term lease exception, and therefore operating lease right-of-use assets and liabilities do not include leases with a lease term of twelve months or less.

Impairment of Long-Lived Assets

Long-lived assets with finite lives, primarily property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

Equity Method

We apply the equity method to an investment in unconsolidated entities over which we have the ability to exercise significant influence. We initially record our investments based on the acquisition cost. Under the equity method, the carrying amount of the investment is adjusted to recognize changes in the Company’s share of net assets of the investment.

Foreign Currency Translation

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the statements of changes in shareholders’ deficit.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

	December 31, 2022	December 31, 2021
Current JPY: US$1 exchange rate	131.81	115.17
Average JPY: US$1 exchange rate	131.46	109.84

Consolidated Statements of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations are calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value and net of a value-added tax (“Consumption Tax”). The Consumption Tax on sales is calculated at 10% of gross sales.

When another party is involved in providing goods or services to our customer, we apply the principal versus agent guidance in ASC Topic 606 to determine if we are the principal or an agent to the transaction. When we control the specified goods or services before they are transferred to our customer, we report revenue gross, as principal. If we do not control the goods or services before they are transferred to our customer, revenue is reported net of the fees paid to the other party, as agent.

Cost of Revenues

Cost of revenues primarily consists of salaries and related expenses (e.g. bonuses, employee benefits, and payroll taxes) for personnel directly involved in the delivery of services and products directly to customers. Cost of revenues also includes royalty/license payments to vendors, and hosting and infrastructure costs related to the delivery of the Company’s products and services.

Advertising Expenses

Advertising expenses consist primarily of costs of promotion and marketing for the Company’s image and products, and costs of direct advertising, and are included in selling expenses. The Company expenses advertising costs as incurred, in accordance with the ASC 720-35, “Advertising Costs”. The advertising expenses were $90,654 and $259,799 for the years ended December 31, 2022 and 2021, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the year ended December 31, 2022, Customer A and Customer B accounts for respectively 14.9% and 8.0% of the Company’s total revenues. For the year ended December 31, 2021, Customer C and Customer D accounts for respectively 17.2% and 10.5% of the Company’s total revenues

As of December 31, 2022, Customer E, Customer F and Customer G accounts for respectively 16.2%, 15.1% and 12.8% of the Company’s total accounts receivable. As of December 31, 2021, Customer H, Customer I and Customer J accounts for respectively 26.3%, 20.4% and 13.3% of the Company’s total accounts receivable.

For the year ended December 31, 2022, Vendor A and F accounts for 29.6% and 12.2% of the Company’s total raw material purchases. For the year ended December 31, 2021, Vendor A accounts for 32.1% of the Company’s total raw material purchases.

As of December 31, 2022, Vendor A, Vendor B and Vendor C account for respectively 20.1%, 7.8% and 6.0% of the Company’s total accounts payable. As of December 31, 2021, Vendor D, Vendor E and Vendor B account for respectively 21.4%, 16.9% and 14.4% of the Company’s total accounts payable.

Comprehensive Income or Loss

ASC 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive loss, as presented in the accompanying consolidated statements of changes in shareholders’ deficit, consists of changes in unrealized gains and losses on foreign currency translation.

Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common shares were exercised or equity awards vest resulting in the issuance of common shares that could share in the earnings (loss) of the Company.

Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Income Taxes

Income taxes are accounted for using an asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets also include the prior years’ net operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

The Company follows ASC 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations.

Fair Value Measurements

The Company performs fair value measurements in accordance with ASC 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

•	Level 1: quoted prices in active markets for identical assets or liabilities;

•	Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or

•	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of December 31, 2022 and 2021, the carrying values of cash and cash equivalents, accounts receivable, other receivable, escrow deposit, short-term loans payable, accounts payable, accrued expenses, contract liability, current portion of long-term debts, current operating and finance lease liabilities and other current liabilities approximated their fair values reported in the consolidated balance sheets mainly due to the short-term maturities of these instruments.

NOTE 4 - ACCOUNTS RECEIVABLE, NET AND OTHER RECEIVABLE

Accounts receivable, net consists of the following:

	December 31,	December 31,
	2022	2021
Accounts receivable	$980,688	$726,026
Less: allowance for doubtful accounts	—	(739)

Accounts receivable, net	$980,688	$725,287

Allowance for doubtful accounts movement is as follows:

	December 31,	December 31,
	2022	2021
Beginning balance	$(739)	$(42,640)
Change during the year	739	39,284
Foreign currency translation adjustment	—	2,617

Ending balance	$—	$(739)

Other receivable movement is as follows:

	December 31,	December 31,
	2022	2021
Beginning balance	$1,034,690	696,465
Change during the year	1,189,020	236,054
Foreign currency translation adjustment	(133,789)	102,171

Ending balance	$2,089,921	$1,034,690

The change during the year in 2022 is mainly from increase of consumption tax receivable that will be refunded in the next fiscal year.

NOTE 5 - INVENTORY

Inventory consists of the following:

	For the Years Ended December 31,
	2022	2021
Raw materials	$1,533,784	$155,866
Work in progress	1,135,852	69,339
Stored item	17,456	15,654
Total	$2,687,092	$240,859

NOTE 6 - SEGMENT INFORMATION

Management determined the Company’s operations constituted two reportable segments in accordance with ASC 280—Air mobility segment and Technology HR outsourcing segment. On December 29, 2021, the board of A.L.I. decided to dispose 51% equity ownership of ASC TECH Agent, and the transaction was completed on December 30, 2021. The Technology HR outsourcing segment is classified as discontinued operations on the consolidated statements of operations and comprehensive income (loss). As a result, the Company does not identify a segment, and therefore, segment information is not disclosed in the notes.

NOTE 7 - REVENUE RECOGNITION

The Company currently generates its revenue from the following main sources:

Revenue from Sales of Computing Equipment

Revenues from the sale of equipment are recognized at the point in time when obligations under the terms of a contract with our customer are satisfied and control has been transferred to the customer. For equipment placements that require us to install the product at the customer location, revenue is normally recognized when the equipment has been delivered and installed at the customer location. Sales of customer installable products are recognized upon shipment or receipt by the customer according to the customer’s shipping terms.

Revenue from Computing Power Sharing services with Equipment Installation

The Company provides customers with computing power sharing services with equipment installation, which includes a one-time equipment installation and a certain period of time technology service. The Company recognizes revenue from one-time equipment installation at the point in time when the installation is completed and accepted by the customer. The Company recognizes revenue from technology service over time when the service is rendered and accepted by the customer, normally monthly.

Revenue from Computing Power Sharing services without Equipment Installation

The Company also provides customers with computing power sharing services without equipment installation, which includes a one-time platform set up without equipment installation, and a certain period of time technology service. The Company recognizes revenue from one-time platform set up at the point in time when the platform is set up to function and accepted by the customer. The Company recognizes revenue from technology service over time when the service is rendered and accepted by the customer, normally monthly.

Revenue from Air Mobility Drone Solution

The Company provides customers with air mobility drone solution, which includes UAS (Unmanned Aircraft Systems) main equipment, laser scanner, software package, camera system, etc. The solution includes a one-time system set up and a certain period of time technology service. The Company recognizes revenue from one-time system set up at the point in time when the system is set up to function and accepted by the customer. The Company recognizes revenue from technology service over time when the service is rendered and accepted by the customer, normally monthly.

Revenue from Project Management

The Company provides customers with project management, which includes project planning and implementation, and providing needed technology human resources, such as construction engineers and software engineers for various projects. The Company recognizes revenue from project management over time when the service is rendered and accepted by the customer, normally monthly.

Revenue from Outsourcing Service

The Company provides customers with outsourcing service of temporary staffing for construction or technology industries. The Company recognizes revenue from outsourcing over time as the service is rendered, normally monthly.

Disaggregation of Revenue

The Company disaggregates its revenues from contracts by service types, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenues for the years ended December 31, 2022 and 2021 is as following:

	For the Years Ended December 31,
	2022	2021
Revenue from Project Management	$1,727,601	$1,507,409
Revenue from Computing Power Sharing services	1,092,012	2,166,953
Revenue from Sales of Computing Equipment	894,736	879,164
Revenue from Air Mobility Drone Solution	797,396	822,078
Revenue from Project Management for Computing Share	595,745	2,172,421
Other	100,000	282,105
Total Revenue	$5,207,490	$7,830,130

*	1 Revenue from Outsourcing Service is included in income from discontinued operations.

As of December 31, 2022 and 2021, and for the years then ended, almost all of the revenue generated are attributed to the Company’s operation in Japan.

Contract Liability

As of December 31, 2022 and 2021, the Company recognizes contract liability of $1,104,582 and $228,304 respectively. Contract liability primarily represents the Company’s remaining performance obligations under its service agreement at the end of the year, for which consideration has been received and revenue had not been recognized.

NOTE 8 - RELATED PARTY TRANSACTIONS

Guarantee provided by a director of A.L.I.

For the year ended December 31, 2022, the Company received a debt guarantee from the Representative Director of A.L.I. Daisuke Katano for a particular building lease agreement. The transaction amount is $ 25,559 which is calculated by the total rental fees paid during the period from January 1, 2022 to December 31, 2022 for the contracts for which guarantees were provided as of December 31, 2022. No warranty fees are paid.

NOTE 9 - PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31,	December 31,
	2022	2021
Building	$233,869	$206,683
Accessory equipment	211,879	220,661
Structures	47,568
Vehicles	4,512	5,164
Tools, furniture, and fixtures	1,751,969	1,595,895
Lease assets	186,871	291,743
Construction in process	—	44,604
Accumulated depreciation and impairment	(1,046,121)	(917,853)

Property and equipment, net	$1,390,547	$1,446,898

Depreciation expense was $327,576 and $193,812 for the years ended December 31, 2022 and 2021, respectively.

The Company specifies as the minimum unit each farm and service for the shared computing business, and each location for other businesses. For the year ended December 31, 2022, the Company recorded impairment loss of $511,695 as described in Note 16.

NOTE 10 - INTANGIBLE ASSETS, NET

The components of intangible assets as of December 31. 2022 and 2021 are as follows:

	December 31,	December 31,
	2022	2021
Software	$706,320	$788,921
Design right	111,334	127,420
Accumulated amortization	(667,078)	(712,723)

Intangible assets, net	$150,576	$203,618

Amortization expense was $51,813 and $60,696 for the years ended December 31, 2022 and 2021, respectively.

NOTE 11 - DEPOSIT IN ESCROW

Contribution to Pono Capital Corp

On November 9, 2022, the Company deposited $575,000 into the trust account of Pono Capital Corp to further extend the period from the closing of Pono Capital Corp’s initial public offering to consummate a business combination for an additional three months to February 13, 2023. The Company received 57,500 Placement Units.

NOTE 12 - LEASES

The Company has entered into new lease for testing facilities in Minobu City in 2022, which were classified as operating leases.

The components of lease costs are as follows:

	For the Years Ended
	December 31,
	2022	2021
Short-term lease costs	$1,088	$1,202
Finance lease costs	97,500	53,425
Operating lease costs	403,086	542,982

Total lease costs	$501,674	$597,609

The following table presents supplemental information related to the Company’s leases:

	For the Years Ended
	December 31,
	2022	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	287,721	504,864
Financing cash flows from finance lease	83,799	47,979
Weighted average remaining lease term (years)
Finance leases	1.9	1. 8
Operating leases	1.7	2.4
Weighted-average discount rate: (per annum)
Finance leases	0.80%	1.71%
Operating leases	0.94%	0.94%

As of December 31, 2022, the future maturity of lease liabilities is as follows:

Year ending December 31,	Finance lease	Operating lease
2023	$105,775	$298,580
2024	54,888	244,125
2025	11.271	157,099
2026	11,271	—
Thereafter	14,088	—

Total lease payments	197,293	699,804
Less: imputed interest	(8,123)	(8,374)
Total lease liabilities	189,170	691,430

Less: current portion	102,114	293,710

Non-current lease liabilities	$87,056	$397,720

Pursuant to the operating lease agreements, the Company made security deposits to the lessors. The security deposits amounted to $174,111 and $196,628 as of December 31, 2022 and 2021, respectively.

NOTE 13 - CONVERTIBLE BOND

On December 28, 2021, the Company issued a convertible bond of 870,000 thousand yen (approximately $7,554,050). The Company incurred 43,500 thousand yen (approximately $377,702) of debt issuance costs relating to the issuance. After deducting the issuance costs, the Company recognizes the convertible bond as a non-current liability at $7,176,348 as of December 31, 2021.

The convertible bond bears no interest. The convertible bond matures on December 28, 2024, unless earlier repurchased, redeemed or converted into the Company’s stock.

The holder of the corporate bond has 29 units of the right to convert the convertible bond to the Company’s stock. Each unit can be converted to 3,000 shares of the company with the exercise price per unit of 30,000 thousand yen (approximately $260,484). The holder is not required to pay additional consideration when exercising the stock acquisition right because the holder contributes the bond in exchange for the shares when exercising the stock acquisition right.

The Company adopted ASU 2020-06 and analyzed the conversion option in the convertible bond for derivative accounting treatment under ASC 815, and determined that the instrument does not qualify for derivative accounting.

On March 1, 2022, all of the convertible debt was converted to 87,000 shares of A.L.I.’s common stock (Aerwins shares of 1,300,650).

NOTE 14 - LONG-TERM DEBTS

The Company’s long-term debts included bond payable and loans borrowed from banks and other financial institutions, which consist of the following:

Name of Financial Institutions	Original Amount Borrowed (JPY)	Loan Duration	Annual Interest Rate	Balance as of December 31, 2022	Balance as of December 31, 2021
Mizuho Bank, Ltd.	40,000,000	1/22/2021— 1/22/2028	0.00%	303,467	347,313
Mizuho Bank, Ltd.	60,000,000	1/22/2021— 1/22/2028	0.00%	455,201	520,969
Mizuho Bank, Ltd.	50,000,000	1/22/2021— 1/22/2028	1.70%	379,334	434,141
Japan Finance Corporation	50,000,000	12/29/2020— 12/31/2027	1.11%	279,190	382,044
Japan Finance Corporation	250,000,000	12/29/2020— 1/31/2026	0.50%	1,896,669	2,170,703
Sumitomo Mitsui Banking Corporation	80,000,000	7/26/2019— 7/26/2022	0.83%	—	133,108
Aggregate outstanding principal balances				3,313,861	3,988,278
Less: current portion				(54,624)	(195,624)

Non-current portion				$3,259,237	$3,792,654

Interest expense for long-term debts was $19,341 and $34,607 for the years ended December 31, 2022 and 2021, respectively.

As of December 31, 2022, future minimum loan payments are as follows:

Year ending December 31, 2022	Loan
Payment
2023	$77,930
2024	332,900
2025	354,339
2026	2,240,117
2027	341,942
Thereafter	23,352

Total	3,370,580

Less interest	56,719

Balance as of December 31, 2022	3,313,861

NOTE 15 - INCOME TAXES

United States

Aerwins Technologies Inc. is a holding company registered in the State of Delaware incorporated in June 2022. The U.S. federal income tax rate is 21%.

Japan

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. During the years ended December 31, 2022 and 2021, all taxable income (loss) of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority.

Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 34.59% for the years ended December 31, 2022 and 2021.

For the years ended December 31, 2022 and 2021, the Company’s income tax expenses are as follows:

	For the Years Ended
	December 31,
	2022	2021
Current	$1,543	$—
Deferred	—	—

Total	$1,543	$—

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of operations to the Japanese statutory tax rate for the years ended December 31, 2022 and 2021 is as follows:

	For the Years Ended
	December 31,
	2022	2021
Japanese statutory tax rate	34.59%	34.59%
Change in valuation allowance	(34.59)%	(34.59)%
Other	(0.01)	—

Effective tax rate	(0.01)%	(0.00)%

The tax effects of temporary differences that give rise to the deferred tax assets at December 31, 2022 and 2021 are presented below:

	December 31,	December 31,
	2022	2021
Deferred tax assets
Bonus allowance	$131,209	$120,133
Impairment loss	321,764	269,079
Bad debt allowance	102,587	117,664
Net operating loss carryforward	14,041,559	10,543,029
Other	26,589	77,262

Subtotal	14,623,708	11,127,167
Less valuation allowance	(14,623,708)	(11,118,711)

Total deferred tax assets	$—	$8,457
Deferred tax liabilities	—	—
Excess depreciation	—	(8,457)

Total deferred tax liabilities	—	(8,457)

Net deferred tax assets	—	—

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Company regularly assesses the ability to realize its deferred tax assets and establish a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Company weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies. The Company determined it was not more-likely-than-not that the deferred tax assets will be realized.

The company has net operating loss carryforwards for tax purposes of $40,610,168. The company does not recognize deferred tax assets for the net operating loss and the operating loss carryforwards for tax purposes expire as follows:

2023-2028	$156,870
2029-2033	40,453,298
2034-	—
Total	40,610,168

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2022 and 2021, the management considered the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest or penalties tax for the years ended December 31, 2022 and 2021. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from December 31, 2022. The Company’s Japan subsidiary income tax return filed for the tax years ending from December 31, 2018 through December May 31, 2022 are subject to examination by the relevant taxing authorities.

NOTE 16 - IMPAIRMENT LOSS

For year ended December 31, 2022, the Company recognized impairment losses for the following asset groups.

Location	Primary Use	Type	Impairment loss
Kanagawa	Hiratsuka Farm	Accessory equipment	1,584
Niigata	Yuzawa Farm	Tools, furniture and fixtures	432,327
Chiba	Noda Farm	Tools, furniture and fixtures	1,184
Saitama	Kawaguchi Farm	Accessory equipment	1,408
Fukushima	Sirakawa	Tools, furniture and fixtures	72,979
Tokyo	Shiba Koen annex	Accessory equipment	2,214
Total			511,695

The Company specifies as the minimum unit each farm and service for the shared computing business, and each location for other businesses. For the year ended December 31, 2022, the Company reduced the book value of the groups of assets above to the recoverable amount because operating profit from the groups of assets continued to be negative. The Company recognized the reduction as impairment in the line item of impairment on fixed assets. The Company reduces the book value to zero and recognizes the amount as impairment because the future cash flows from these assets were uncertain at the end of this fiscal year.

For year ended December 31, 2021, the Company did not recognize impairment losses for fixed assets.

NOTE 17 - DISCONTINUED OPERATION

On December 30, 2021, the Company transferred its shares of ASC TECH Agent to Yamada Incentive Limited Business LLC, a third party, for $886,255. As a result of the transfer, the ratio of voting rights held by the Company changed from 100% to 48.81%, and accordingly ASC TECH Agent was excluded from the scope of consolidation and the Company used equity method to record its investment therein after the transfer.

The following table summarizes the carrying value of the assets and liabilities disposed of ASC TECH Agent at the closing date of disposal. The excess of the carrying value of the net assets disposed over the selling price was recorded as loss from disposal of subsidiary.

Amount
Cash	$413,132
Accounts receivable	782,355
Other current assets	88,077
Fixed assets (net)	29,318
Operating Lease Right-of-use Assets	194,912
Goodwill	1,615,932
Other non-current assets	468,566
Accrued liabilities and other payables	(1,236,043)
Other current liabilities	(132,724)
Non-current liabilities	(62,188)
Selling price	886,255
Remaining amount of share	1,059,966

Loss on disposal	$215,116

Net income from operations of discontinued subsidiary for the years ended December 31, 2021 consist of following. For the year ended December 31, 2022, net income from ASC TECH agent is recognized as equity in loss of investee of $16,964 in the consolidated statements of operations and comprehensive income (loss).

For the year ended December 31,
2021
Revenues	$6,368,247
Cost of revenues	4,938,521

Gross profit	1,429,726
Operating expenses	1,266,450

Income from operations	163,276
Other Income (loss)	65,560
Provision for income tax (benefit) expenses	42,369

Net income	186,467

NOTE 18 – DISPOSAL OF BUSINESS AND INVESTMENT SECURITIES

On September 21, 2021, the Company disposed of the whole of Zeroboard business including share of A.L.I. Energy, which is engaged in the business of computing sharing. Since the disposal does not represents a strategic shift, the disposal of Zeroboard business is not considered as a discontinued operation, pursuant to ASC 205-20-45-1B.

The difference of $580,177 between the cash consideration of $910,391 and the carrying amount of net assets of Zeroboard business of $330,214 was recorded as gain on disposal included into the consolidated statements of operations in 2021.

On December 22, 2022, the Company disposed of Zeroboard shares at $1,379,992. The company recognized profit of $1,379,302 as gain on sale of investment securities.

On June 30, 2022, the Company disposed of Liberaware shares at $456,414. The company recognized profit of $422,358 as gain on sale of investment securities.

NOTE 19 – SHAREHOLDERS’ EQUITY (DEFICIENCY)

Aerwins was authorized to issue 200,000,000 shares of common shares, par value of $0.0001 per share, and 20,000,000 shares of preferred shares, par value of $0.0001 per share.

Common stock issuance

On May 31, 2022, A.L.I. issued 33,100 shares of common stocks (Aerwins shares of 494,845) at 10,250 Yen (approximately $79.75) per share for an aggregate of 339,275,000 Yen (approximately $2,639,656) of proceeds in a private placement.

On June 30, 2022, A.L.I. issued 1,000 shares of common stocks (Aerwins shares of 14,950) at 10,250 Yen (approximately $75.54) per share for an aggregate of 10,250,000 Yen (approximately $ 75,540) of proceeds in a private placement.

On July 29, 2022, A.L.I. issued 40,200 shares of common stocks (Aerwins shares of 600,990) at 10,250 Yen (approximately $75.30) per share for an aggregate of 412,050,000 Yen (approximately $3,027,108) of proceeds in a private placement.

On July 31, 2022, A.L.I. issued 39,000 shares of common stocks (Aerwins shares of 583,050) at 10,250 Yen (approximately $75.30) per share for an aggregate of 399,750,000 Yen (approximately $2,936,747) of proceeds in a private placement.

Issuance costs related to the above common stock issuance were 35,896,589 Yen (approximately $279,868).

Exercise of stock acquisition rights

On June 29, 2022, 22 of stock acquisition rights were exercised to purchase 22 shares of A.L.I.’s common stock (Aerwins shares of 329) at 5,000 Yen (approximately $36.63) per share for an aggregate of 110,000 Yen (approximately $806).

On June 30, 2022, 15,000 of stock acquisition rights were exercised to purchase 15,000 shares of A.L.I.’s common stock (Aerwins shares of 224,250) at 3,307 Yen (approximately $24.37) per share for an aggregate of 49,605,000 Yen (approximately $365,576).

On July 19, 2022, 3,500 of stock acquisition rights were exercised to purchase 3,500 shares of A.L.I.’s common stock (Aerwins shares of 52,325) at 5,000 Yen (approximately $36.25) per share for an aggregate of 17,500,000 Yen (approximately $126,867).

On July 27, 2022, 25,862 of stock acquisition rights were exercised to purchase 25,862 shares of A.L.I.’s common stock (Aerwins shares of 386,637) at 5,000 Yen (approximately $36.41) per share for an aggregate of 129,310,000 Yen (approximately $941,737).

On September 14, 2022, the Company decided to acquire all outstanding stock acquisition rights issued by A.L.I. without consideration and cancelled them.

On July 21, 2022, A.L.I. issued common stock in exchange for preferred stock at a ratio of one share of common stock to one share of preferred stock. A.L.I. issued aggregate of 462,055 shares of common stock to exchange for 81,527 shares of Type A preferred stock, 60,478 shares of Type B preferred stock, 20,000 shares of Type C preferred stock, 300,000 shares of Type D preferred stock. No preferred shares were issued by Aerwins and outstanding as of September 30, 2022 (unaudited), and December 31, 2021.

On August 5, 2022, Aerwins issued 30,000,000 shares of its common shares to the shareholders of A.L.I. in exchange for 2,006,689 shares of common shares issued by A.L.I., representing 100% of A.L.I.’s outstanding common shares. Under this share exchange, Aerwins is the legal acquirer. However, the share exchange has been accounted for as a recapitalization because Aerwins did not constitute a business. The consolidation of Aerwins and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the earliest presented in the accompanying consolidated financial statements.

The Company issued new shares of 3,658,026 for the year ended in December 31, 2022, and recognized Common stock of $365 and Additional Paid-in Capital of $17,010,152. As of December 31, 2022, there were 30,000,000 of common shares issued. The numbers of common shares are retrospectively presented and A.L.I.’s legal capital is adjusted to reflect the legal capital of Aerwins.

No preferred shares were issued by Aerwins and outstanding as of December 31, 2022 and 2021.

NOTE 20 – EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is calculated on the basis of weighted-average outstanding common shares. Diluted earnings (loss) per share is computed on the basis of basic weighted-average outstanding common shares adjusted for the dilutive effect of stock options. Dilutive common shares are determined by applying the treasury stock method to the assumed conversion of share repurchase liability to common shares related to the early exercised stock options (also see NOTE 21).

The computation of basic and diluted earnings (loss) per share for the years ended December 31, 2022 and 2021 is as follows:

	For the Years Ended
	December 31,
	2022	2021
Loss per share – basic
Numerator:
Net loss from continuing operations	$(14,479,819)	$(14,527,021)
Net income (loss) from discontinued operations	—	(28,649)
Denominator:
Weighted average number of common shares outstanding used in calculating basic earnings (loss) per share	28,565,198	26,341,974

Denominator used for earnings (loss) per share
Earnings (loss) per share from continuing operations- basic	$(0.51)	$(0.55)
Earnings (loss) per share from discontinued operations - basic	—	(0.00)

Diluted basis loss per share are not disclosed because of no dilution.

NOTE 21 – STOCK ACQUISITION RIGHTS

A.L.I. issued the following stock acquisition rights to its directors and employees.

	1st	2nd	3rd	4th	5th	6th	7th	8th
Grant date	March 31, 2017	July 11, 2018	July 11, 2018	October 17, 2018	March 14, 2019	March 13, 2019	March 14, 2019	December 29, 2020
Number of shares at grant date	150,000	15,000	45,000	10,000	67,000	5,750	27,000	5,000
Outstanding at December 31, 2020	5,000	15,000	42,450	7,500	67,000	5,750	27,000	5,000
Forfeited	—	—	(11,500)	—	(3,900)	(4,500)	—	—
Outstanding at December 31, 2021	5,000	15,000	30,950	7,500	64,100	1,250	27,000	5,000
Exercised	—	(15,000)	—	—	(3,522)	—	(25,862)	—
Forfeited	(5,000)	—	(30,950)	(7,500)	(60,578)	(1,250)	(1,138)	(5,000)
Outstanding at December 31, 2022	—	—	—	—	—	—	—	—
Exercise price (JPY)	900	3,307	1,800	3,500	5,000	5,000	5,000	10,000
	(Approximately $6.82)	(Approximately $13.65)	(Approximately $13.65)	(Approximately $26.55)	(Approximately $37.93)	(Approximately $37.93)	(Approximately $37.93)	(Approximately $75.86)

The company does not recognize expenses from the stock acquisition rights because the Company determined that the compensation expenses are immaterial. On September 14, 2022, the Company decided to acquire all the stock acquisition rights without consideration and to cancel them.

NOTE 22 – STOCK-BASED COMPENSATION

On July 27, 2022, Aerwins issued stock options to certain directors of the Company which can be exercised for a total of 2,648,000 shares of the Company’s common stock with an exercise price of $0.00015 per share and a vesting period shall commence on the first business day following the occurrence of going public (the “Trigger Date”), and thereafter (i) one third of the option shall vest on the three months anniversary of the Trigger Date, (ii) one third of the option shall vest on the fifteen month anniversary of the Trigger Date; and (iii) the remaining one third of the option shall vest on the twenty seven month anniversary of the Trigger Date. The remaining weighted average contractual life as of December 31, 2022, is 9.58 years.

Grant date	July 27, 2022
Number of shares at grant date	2,648,000
Outstanding at December 31, 2022	2,648,000
Exercise price	$0.00015
Consideration paid to the Company	$132

The Company estimated the fair value of the stock-based compensation at $0.00005 using the Binomial Option Pricing Model with the following assumption inputs.

Exercise period	5 years
Share price on the issuance date	$0.0001
Volatility	64.22%
Expected dividend rate	0%
Risk-free interest rate	2.88%

NOTE 23 - SUBSEQUENT EVENTS

On February 3, 2023, following the approval at the special meeting of the shareholders of Pono Capital Corp, Pono Merger Sub, Inc., a wholly-owned subsidiary of Pono Capital Corp consummated a merger with and into AERWINS, Inc. (formerly named AERWINS Technologies Inc.) pursuant to an agreement and plan of merger. At the closing on February 3, 2023 of the business combination, Pono Merger Sub merged with and into AERWINS with AERWINS surviving the merger as a wholly-owned subsidiary of Pono Capital Corp, and Pono Capital Corp changed its name to “AERWINS Technologies Inc.”

On February 27, 2023, the Company’s wholly owned subsidiary in Japan, A.L.I. Technologies, entered into a loan agreement with Shuhei Komatsu, the Company’s Chief Executive Officer. Pursuant to the Agreement, Mr. Komatsu agreed to lend A.L.I. 200,000,000 yen (approximately $1,469,400 US Dollars based on a conversion rate of $0.007347 US Dollar for each $1 yen as of February 27, 2023). The maturity date of the loan is April 15, 2023. The interest rate under the agreement is 2.475% per annum, and the interest period is from February 27, 2023 until the maturity date. The Company has paid 100,000,000 yen (approximately $734,700) as of April 27, 2023.